UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2025

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures.

October 2025 Distributions

As previously disclosed, on August 1, 2025, Golub Capital Private Credit Fund (the “Fund”) declared regular distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

	Regular Distribution(1)	Shareholder Servicing and/or Distribution Fee	Net Distribution
October 2025 Class I Shares Distribution	$0.1875	$0.0000	$0.1875
October 2025 Class S Shares Distribution	$0.1875	$0.0178	$0.1697

(1) Gross amounts of previously declared distributions.

The October regular distributions for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on October 31, 2025 and will be paid on or around November 26, 2025.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of September 30, 2025, the Fund had investments in 414 portfolio companies with total fair value of approximately $8,555 million. As of September 30, 2025, the Fund’s investments as a percentage of the portfolio at fair value were comprised of the following:

Investment Type	As of September 30, 2025
First Lien Senior Secured	96%
Junior Debt	1%
Equity & Other	3%

As of September 30, 2025, approximately 99% of the debt investments in the Fund’s portfolio, based on fair value, were floating rates and nine debt investments representing approximately 1% had a fixed interest rate. As of September 30, 2025, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of September 30, 2025
Software	20%
Hotels, Restaurants & Leisure	7%
Healthcare Providers & Services	6%
Diversified Financial Services	6%
Insurance	6%
Healthcare Technology	5%
Diversified Consumer Services	4%
Healthcare Equipment & Supplies	4%
IT Services	4%
Specialty Retail	4%

As of September 30, 2025, the Fund’s aggregate net asset value (“NAV”) was approximately $4,059 million, the fair value of its portfolio investments was approximately $8,555 million, and it had approximately $4,774 million of debt outstanding. The Fund’s debt-to-equity leverage ratio as of September 30, 2025 was 1.18x.

Net Asset Value

The NAV per share of each class of shares of the Fund as of September 30, 2025, as determined in accordance with the Fund’s valuation policy and procedures, is set forth below:

NAV Per Share as of September 30, 2025
Class I Shares	$25.16
Class S Shares	$25.16

As of September 30, 2025, no Class D common shares of beneficial interest of the Fund were outstanding.

Status of Public Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion of common shares of beneficial interest (the “Public Offering”). The following table lists the shares and total consideration for the Public Offering as of the date of this filing (through the October 1, 2025 subscription date). The Fund intends to continue selling shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class S Shares	7,865,926	$197,674,532
Class I Shares	132,629,926	$3,332,115,875

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: October 23, 2025	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer and Treasurer